EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY



                                    ARTICLE 1

                                 IDENTIFICATION

     The name of the Corporation is SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, INC.

                                    ARTICLE 2

                                PRINCIPAL OFFICE

     SECTION 2.01. The street address of the principal office of the Corporation is 20 N.W. Fourth Street, Evansville, Indiana 47708, and the name and business office address of its registered agent in charge of such office are: Ronald E. Christian, 20 N.W. Fourth Street, Evansville, Indiana 47708.

                                    ARTICLE 3

                                     PURPOSE

     SECTION 3.01. Purpose. The Corporation is formed for the purpose of engaging in any lawful business.


                                    ARTICLE 4

             GENERAL PROVISIONS REGARDING SHARES OF THE CORPORATION

     SECTION 4.01. Distributions Upon Shares. The Board has authority to authorize and direct in respect of the issued and outstanding shares of capital stock of the corporation (i) the payment of dividends and the making of other distributions by the Corporation at such times, in such amounts and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles, and
(ii) the making by the Corporation of share dividends and share splits, pro rata and without consideration, subject only to any restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles.

     SECTION 4.02. Acquisition of Shares. The Board has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles.

     SECTION 4.03. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any Share or Right of the Corporation (a "Right") is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 5

                             TERMS OF CAPITAL STOCK

     SECTION 5.01. Total Authorized Capital Stock. The total authorized capital stock of the corporation consists of the following classes and amounts:

     Clause (a). 800,000 shares of Preferred Stock having a par value of $100 per share;

     Clause (b). 5,000,000 shares of Preferred Stock, No Par Value;

     Clause (c). 5,000,000 shares of Special Preferred Stock;

     Clause (d). 50,000,000 shares of Common Stock, Without Par Value.

     SECTION 5.02 General Provisions Applicable to Preferred Stock Except Special Preferred Stock. The following provisions shall apply to the Preferred Stock having a par value of $100 per share and Preferred Stock, No Par Value, irrespective of Series:

                  Clause (a). The holders of the Preferred Stock of each series and the Preferred Stock, No Par Value, of each series, shall be entitled to receive dividends, payable when and as declared by the Board of Directors, on such dates and at such rates as shall be determined for the respective series, from the first day of the current dividend period within which such stock shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other class of stock of the Corporation not having preference over the Preferred Stock and the Preferred Stock, No Par Value, as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preferred Stock and Preferred Stock, No Par Value, at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other class of stock of the Corporation not having preference over the Preferred Stock and the Preferred Stock, No Par Value, as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid on the Preferred Stock of any one series or the Preferred Stock, No Par Value, of any one series, for any dividend period, unless dividends are contemporaneously declared and set apart for payment or paid on the Preferred Stock and the Preferred Stock, No Par Value, of all series for all dividend periods terminating on the same or an earlier date.

                  Clause (b). When full cumulative dividends as aforesaid upon the Preferred Stock and the Preferred Stock, No Par Value, of all series then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock or any other class of stock over which the Preferred Stock and the Preferred Stock, No Par Value, have a preference as to payment of dividends, and no holders of any series of the Preferred Stock or the Preferred Stock, No Par Value, as such shall be entitled to share therein; provided, however, that no dividends (other than dividends payable in stock over which the Preferred Stock and the Preferred Stock, No Par Value, have preference as to payment of dividends and as to assets) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or on any other class of stock over which the Preferred Stock and the Preferred Stock, No Par Value, have preference as to payment of dividends or as to assets except out of accumulated surplus available for distribution to stock over which the Preferred Stock and the Preferred Stock, No Par Va1ue, have preference as to payment of dividends and as to assets, earned subsequent to December 31, 1935, or if, at the time of declaration thereof or the making of such distribution there shall not remain to the credit of earned surplus account (after deducting therefrom the amount of such dividends and distributions), an amount at least equa1 to two times the annual dividend requirements on all then outstanding shares of the Preferred Stock and the Preferred Stock, No Par Value, and of all other classes of stock over which the Preferred Stock and Preferred Stock, No Par Value, do not have preference as to the payment of dividends and as to assets.

                  Clause (c). Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series and Preferred Stock, No Par Value, of each series, without any preference of the shares of any series of Preferred Stock or of any series of Preferred Stock, No Par Value, over the shares of any other series of Preferred Stock or Preferred Stock, No Par Value, shall be entitled to receive out of the assets of the Corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other class of stock not having preference as to assets over the Preferred Stock and the Preferred Stock, No Par Value, the amount determined to, be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. After payment to the holders of the Preferred Stock and the Preferred Stock, No Par Value, of the full preferential amounts hereinbefore provided for, the holders of the Preferred Stock and the Preferred Stock, No Par Value, as such shall have no right or claim to any of the remaining assets of the Corporation, either upon any distribution of such assets or upon dissolution, liquidation, or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the Common Stock or of any other class of stock over which the Preferred Stock and the Preferred Stock, No Par Value, have preference as to assets. Without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the Corporation to, or the merger or consolidation of the Corporation into or with any other corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

                  Clause (d). At the option of the Board of Directors of the Corporation, the Corporation may redeem any series of Preferred Stock or Preferred Stock, No Par Value, determined to be redeemable, or any part of any series, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preferred Stock or the Preferred Stock, No Par Value, so to be redeemed, by mail or publication, in such manner as may be prescribed by the By-laws of the Corporation or by resolution of the Board of Directors; and, provided, further, that in every case of redemption of less than all of the outstanding shares of any one series of Preferred Stock or Preferred Stock, No Par Value, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the By-laws of the Corporation or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Corporation may deposit, or (unless precluded by the terms of any sinking fund requirements applicable to the shares so to be redeemed) may cause its nominee to deposit, the aggregate redemption price with some bank or trust company named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Corporation or its nominee, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be shareholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Corporation, or its nominee, with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or if no such deposit is made from the Corporation, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

                  If such deposit shall be made by a nominee of the Corporation as aforesaid, such nominee shall upon such deposit become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

                  In case the holder of any such Preferred Stock or Preferred Stock, No Par Value, shall not, within six-years after said deposit, claim the amount deposited as above stated for the redemption, then the depositary shall upon demand pay over to the Corporation such amounts so deposited and the depositary shall thereupon be relieved from all responsibility to the holder thereof.

                  Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock or of the Preferred Stock, No Par Value.

                  Clause (e). So long as any shares of the Preferred Stock or the Preferred Stock, No Par Value, are outstanding, the Corporation shall not:

                    i. adopt an amendment to these Amended Articles without the affirmative vote in favor of the adoption of such amendment of the holders of at least a majority of the total number of shares of Preferred Stock and of Preferred Stock, No Par Value, at the time outstanding voting as a class or if the holders of 33-l/3% of such shares of Preferred Stock and of Preferred Stock, No Par Value, voting as a class, vote against the adoption of such amendment, each share of Preferred Stock being counted in either such case as one and each share of Preferred Stock, No Par Value, being counted in either such case as that fraction which shall be the equivalent of the ratio of the involuntary liquidation value of such share to the par value of the Preferred Stock, if such amendment would either (i) create any class of shares preferred as to dividends or assets over the Preferred Stock and Preferred Stock, No Par Value, or (ii) change the rights and preferences of the then outstanding Preferred Stock or Preferred Stock, No Par Value; provided, however, that nothing in this paragraph contained shall authorize the adoption of any amendment of these Amended Articles by the vote of the holders of a less number of shares of Preferred Stock or of Preferred Stock, No Par Value, or of any other class of stock, or of all classes of stock, than is required for the adoption of such amendment by the laws of the State of Indiana at the time applicable thereto; and provided, further, that if any such action would change the rights and preferences of only one such class of stock, only the affirmative vote of the holders of at least a majority of the class of stock so affected shall be required;

                    ii. issue or assume any evidences of indebtedness, maturing more than twelve months from the date of issue or assumption, in an amount at any one time outstanding exceeding 15% of the aggregate, at the time of such issue or assumption, of the capital represented by the outstanding shares of Preferred Stock and of Preferred Stock, No Par Value, and any other class of stock over which the Preferred Stock and the Preferred Stock, No Par Value, have preference as to dividends or assets and of the surplus of the corporation (paid-in, earned, and other, if any), unless (i) such evidences, of indebtedness are either (a) bonds issued under the Mortgage and Deed of Trust of the Corporation to Bankers Trust Company, New York, as Trustee, dated as of April 1, 1932, or (b) bonds or other evidences of indebtedness issued under another mortgage and deed of trust on substantially all the mortgageable property of the Corporation, or on substantially all the mortgageable property of the same general character as that subject to said Mortgage and deed of Trust dated as of April 1, 1932, under which mortgage and deed of trust bonds or other evidences of indebtedness have been issued upon the basis, directly or indirectly, of the refunding of bonds issued under said Mortgage and Deed of Trust dated as of April 1, 1932, and permitting the issuance of additional bonds or evidences of indebtedness upon the basis, directly or indirectly, of the refunding of the remainder thereof, if any, or (c) indebtedness, secured by the pledge of the bonds or evidences of indebtedness issued under said Mortgage and Deed of trust dated as of April 1, 1932, or such other mortgage and deed of trust, to an equal principal amount of such bonds or such evidences of indebtedness pledged or (ii) the issue and assumption of said evidence of indebtedness has been submitted to the vote of the shareholders of the Corporation at any annual or special meeting thereof, has been approved at such meeting by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation, irrespective of class, and has not been voted against at such meeting by the holders of 33-1/3% or more of the total number of outstanding shares of Preferred Stock and of Preferred Stock, No Par Value, voting as a class, each share of Preferred Stock being counted in each such case as one and each share of Preferred Stock, No Par Value, being counted in each such case as that fraction which shall, be the equivalent of the ratio of the involuntary liquidation value of such share to the par value of the Preferred Stock;

                    iii. issue, sell or otherwise dispose of any shares of
               Preferred Stock or Preferred Stock, No Par Value, or of any other class of stock over which the Preferred Stock and the Preferred Stock, No Par Value, do not have preference as to the payment of dividends and as to assets, unless the net income of the Corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock is at least equal to 2-1/2 times the annual dividend requirements of all outstanding shares of Preferred Stock and of Preferred Stock, No Par Value, and of all other classes of stock over which the Preferred Stock and the Preferred Stock, No Par Value, do not have preference as to the payment of dividends and as to assets, including the shares proposed to be issued; or

                    iv. issue, sell or otherwise dispose of any shares of
               Preferred Stock or of Preferred Stock, No Par Value, or of any other class of stock over which the Preferred Stock and the Preferred Stock, No Par Value, do not have preference as to the payment of dividends and as to assets, in excess of the number of shares of Preferred Stock outstanding on December 31, 1948, if the sum of the capital represented by the shares of Preferred Stock and of Preferred Stock, No Par Value, and of such other class or classes of stock, if any, thereafter outstanding and of the principal amount of bonds and indebtedness maturing more than twelve months from the date of issue thereafter outstanding is in excess of 75% of the total capitalization of the Corporation and for this purpose the capitalization of the Corporation shall mean the aggregate amount of (i) the principal amount of bonds and other indebtedness maturing more than twelve months from the date of issue thereafter outstanding, (ii) the aggregate amount of capital represented by all shares of capital stock of the Corporation thereafter issued and outstanding and (iii) the surplus of the Corporation (paid-in, earned and other, if any); provided that no portion of the surplus of the Corporation at any time required to be included in total capitalization in order to satisfy the foregoing requirement for a disposition of shares actually consummated shall be thereafter available for dividends or other distributions of assets, by purchase of shares or otherwise, on Common Stock or on any other kind of stock over which the Preferred Stock and the Preferred Stock, No Par Value, have preference as to the payment of dividends and as to assets until the principal amount of bonds or of such indebtedness or the amount of capital represented by shares of Preferred Stock and Preferred Stock, No Par Value, or of stock over which the Preferred Stock, No Par Value, do not have preference as to the payment of dividends and as to assets are reduced and then only to the extent of the appropriate proportion (i.e., one-third) of the amount of such reduction or until and then only to the extent that the par value of, or stated capital represented by, the outstanding shares of Common Stock shall have been increased.

               Clause (f). The term "accrued dividends" shall be deemed to mean in respect of any share of the Preferred Stock of any series or of any share of Preferred Stock, No Par Value, of any series, as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such series, multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment. Accumulations of dividends shall not bear interest.

               The term "outstanding," whenever used herein with respect to shares of Preferred Stock or of Preferred Stock, No Par Value, or of any other class of stock which are by their terms redeemable, or with respect to bonds or other evidences of indebtedness shall not include any such shares or bonds or evidences of indebtedness which have been called for redemption in accordance with the provisions applicable thereto, of which call for redemption notice shall have been given, as required by such provisions and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited with a bank or trust company, irrevocably in trust for such purpose, or any bonds or other evidences of indebtedness for the payment of which at maturity provision has been made in a similar manner.

               The term "capital represented by" whenever used herein with respect to shares of stock of the Corporation shall mean at any time the amount paid in on or contributed, transferred or otherwise then held and recorded or accounted for, as permitted by the provisions of law applicable thereto, as capital with respect to said shares.

               Clause (g). The shares of Preferred Stock of the Corporation may be sold at less than their par value, and such shares may be issued, or, if reacquired, may be reissued, for such consideration as may be fixed from time to time by the Board of Directors and when so issued or reissued and such consideration received, such shares will be fully paid and non-assessable.

               The Board of Directors of the Corporation are authorized to issue shares of Preferred Stock, No Par Value, or of Common Stock without nominal or par value for such consideration as may be fixed by the Board from time to time and, when so issued or reissued and such consideration received, such shares will be fully paid and non-assessable.

               Shares of the capital stock of the Corporation which have been issued and thereafter acquired by the Corporation may be cancelled pursuant to resolution of the Board of Directors or may be disposed of for such consideration as the Board of Directors may determine.

               Clause (h). No holder of the shares of the capital stock of any class of the Corporation shall have any pre-emptive or preferential right of subscription for or to purchase any shares of any class of the capital stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other obligations or rights or options convertible into or exchangeable for or entitling the holder or owner to subscribe for or purchase any shares of the capital stock of the Corporation, other than such right or rights, if any, and at such price, as the Board of Directors, in its discretion, from time to time may determine, and the Board of Directors may issue such shares of stock, bonds, debentures, obligations, rights or options without offering the same in whole or in part to the shareholders of the Corporation. Should the Board of Directors as to any portion of the shares of the Corporation, whether now or hereafter authorized, or any such bonds, debentures, obligations, rights or options, offer the same to the shareholders, such offer shall not constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions thereof without so offering the same to the shareholders.

     SECTION 5.03. Preferred Stock - Provision for Division into and Issue in Series of Preferred Stock Having a Par Value of $100. The shares of the Preferred Stock having a Par Value of $100 may be divided into and issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Preferred Stock having a Par Value of $100 irrespective of series, shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors, to the extent that series are not established by these Amended Articles and that variations and the relative rights and preferences as between series fixed and determined therein, to establish series and to determine by resolution or resolutions adopted prior to the issuance of any shares of such series the following relative rights and preferences of the shares thereof in accordance with the provisions of the Indiana Business Corporation Law applicable thereto:

          Clause (a). The rate of dividend and the dividend payment dates;

          Clause (b). The price at which shares may be redeemed, such price to be not less than $100 nor more than $115 per share, plus accrued dividends to the date of redemption;

          Clause (c). The amount payable upon shares in event of involuntary liquidation, which amount shall not be less than $100 per share or more than $115 per share, plus accrued dividends;

          Clause (d). The amount payable upon shares in event of voluntary liquidation, which amount shall not be less than $100 per share or more than $115 per share, plus accrued dividends;

          Clause (e). The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the Corporation over which the Preferred Stock $100 par Value has preference as to payment of dividends and as to assets.

     SECTION 5.04. Preferred Stock, No Par Value - Provision for Division into and Issue in Series of Preferred Stock, No Par Value. The shares of the Preferred Stock, No Par Value, may be divided into and issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and classes and all shares of the Preferred Stock, No Par Value, irrespective of series shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations between different series and authority is hereby expressly vested in the Board of Directors, to the extent that series are not established by these Amended Articles and the variations and the relative rights and preferences as between series fixed and determined therein, to establish series and to determine by resolution or resolutions adopted prior to the issuance of any shares of such series the following relative rights and preferences of the shares thereof in accordance with the provisions of the Indiana Business Corporation Law applicable thereto:

          Clause (a). The rate of dividend and the dividend payment dates;

          Clause (b). The price at which shares may be redeemed;

          Clause (c). The amount payable upon shares in event of involuntary liquidation;

          Clause (d). The amount payable upon shares in event of voluntary liquidation;

          Clause (e). The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class of stock of the corporation over which the Preferred Stock, No Par Value, has preference as to payment of dividends ad as to assets;

          Clause (f). The sinking fund requirements, if any, for the purchase of redemption of shares of such series.

     SECTION 5.05. Special Preferred Stock. The Board of Directors shall have authority to issue the shares of Special Preferred Stock from time to time on such terms as it may determine, and to divide the Special Preferred Stock into one or more series and in connection with the issuance of shares, of Special Preferred Stock and in connection with the creation of any series thereof, to fix by resolution or resolutions providing for the issue of such shares or the creation of such series, the designations, preferences, limitations and relative rights thereof, to the full extent now or hereafter permitted by law.

          Clause (a). 8 1/2% Series Special Preferred Stock. By virtue of resolutions adopted by the Board of Directors of the Corporation January 19, 1988, there is hereby established a series of Special Preferred Stock not to exceed 20,000 shares, designated as "8 1/2% Series Special Preferred Stock." The preferences, limitations and relative rights of such 8 1/2% Series Special Preferred Stock shall be as follows:

               (1) The rate of dividend will be 8 1/2% per annum and shall be payable on the first day of January, April, July and October in each year; provided, however, that with respect to the dividend payable April 1, 1988, the first day of the dividend period with respect to which such dividend is paid shall be the day that shares of the 8 1/2% Series Special Preferred Stock are first issued;

               (2) The shares shall have no voting rights;

               (3) Holders of the shares shall have the right to tender such shares for redemption by the Corporation as of any dividend payment date upon not less than 30 days prior written notice to the Corporation at a price of $100 per share, plus accrued dividends;

               (4) The Corporation shall have the right at any time from and after 10 years from the day that shares of 8 1/2% Series Special Preferred Stock are first issued to redeem up to 1,160 shares per calendar year at a price of $100 per share, plus accrued dividends;

               (5) The amount payable with respect to the shares in the event of the voluntary or involuntary liquidation of the Corporation shall be $100 per share plus accrued dividends; and

               (6) Except as stated below, the further preferences, limitations and relative rights of the 8 1/2% Series Special Preferred Stock shall be the same as those contained in Section 5.02 with respect to the Preferred Stock, No Par Value, and for the purpose of determining such further preferences, limitations, and relative rights, and for that purpose only, the 8 1/2% Series Special Preferred Stock shall be deemed to be a series of Preferred Stock, No Par Value; provided, however, that the 8 1/2% Series Special Preferred Stock shall not be deemed to be nor counted as a series of Preferred Stock, No Par Value, and shall not have the same preferences, limitations and relative rights as the Preferred Stock, No Par Value, insofar as the vote of the Preferred Stock, No Par Value, or any series thereof, is required by the provisions of clause (e) of Section 5.02; provided, further, that nothing herein contained shall affect the right of the holders of the 8 1/2% Series Special Preferred Stock to vote on matters that the holders of non-voting stock are entitled to vote on pursuant to the laws of the State of Indiana.


     SECTION 5.06. Common Stock. There shall be a class of stock of the Corporation designated Common Stock and each share of Common Stock shall be equal to every other share of said stock in every respect.

                                    ARTICLE 6

                                    DIRECTORS

     SECTION 6.01. Number. The number of Directors of the Corporation shall not be less than four (4), and shall be specified in the Code By-Laws (Code). If and whenever the Code does not contain a provision specifying the number of Directors, the number shall be four (4). Each Director shall hold office until the next Annual Meeting of Shareholders or until his successor is duly qualified and elected. Directors need not be Shareholders of the Corporation.

     SECTION 6.02. Vacancies. Except as may be expressly provided by law, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders.

                                    ARTICLE 7

                      PROVISIONS FOR REGULATION OF BUSINESS
                      AND CONDUCT OF AFFAIRS OF CORPORATION

     SECTION 7.01. Action By Shareholders. Meetings of the Shareholders shall be held at such place as may be specified in the Code of By-Laws (Code) or in the respective notices, or waivers of notice, thereof. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all the Shareholders entitled to vote with respect thereto, and such written consent is filed with the minutes of the proceedings of the Shareholders.

     SECTION 7.02. Action By Directors. Meetings of the Board or any committees thereof (collectively, "Committees," and individually, a "Committee") shall be held at such place as may be specified in the Code or in the respective notices, or waivers of notice, thereof and shall be conducted in such manner as may be specified in the Code or permitted by the Act. Any action required or permitted to be taken at any meeting of the Board or a Committee may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board or such Committee, and such written consent is filed with the minutes of the proceedings of the Board or such Committee.

     SECTION 7.03. Code of By-Laws. The Shareholders shall have power to make, alter, amend or repeal the Code by at least a majority vote of all outstanding shares at a meeting held for such purpose.

     SECTION 7.04. Board Committees. Unless the Code otherwise provides, the Board may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members one or more Committees, each of which shall, to the extent provided in the resolution or Code and not prohibited by the Act and other applicable laws, have and exercise all of the authority of the Board in the management of the Corporation.

     SECTION 7.05. The Act. For purposes of these Articles, the Act shall mean the Indiana Business Corporation Laws, as the same may be amended from time to time.

     SECTION 7.06. Limitation of Liability and Indemnification of Directors, Officers and Others.

          Clause (a). Definitions. Terms defined in Chapter 37 of the Act (IND. CODE 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 they have in such chapter of the Indiana Business Corporation Law.

          Clause (b). Indemnification of Directors and Officers. The Company shall indemnify any individual who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner or trustee of another foreign or domestic Company, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Company may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Company if it is ultimately determined that the director or officer is not entitled to indemnification by the Company.

          Clause (c). Other Employees or Agents of the Company. The Company may, in the discretion of the Board, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Company to other individuals who are or were employees or agents of the Company or who are or were serving at the request of the Company as employees or agents of another foreign or domestic Company, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

          Clause (d). Nonexclusive Provision. The indemnification authorized under this Article 7 is in addition to all rights to indemnification granted by Chapter 37 of the Act (IND. CODE 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.